UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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☒	Proxy Statement
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☐	Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Solomon Technologies, Inc.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Solomon Technologies, Inc.

1400 L&R Industrial Blvd.

Tarpon Springs, Florida 34689

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on February 7, 2006

To our Stockholders:

A Special Meeting of Stockholders of Solomon Technologies, Inc. will be held at the _________, __________, on February 7, 2006 at ______ local time. At the meeting, stockholders will consider and vote on the following matters:

▪
To approve an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 to 100,000,000 shares and our authorized preferred stock from 10,000,000 shares to 20,000,000 shares;

▪
To approve a recapitalization of our outstanding securities whereby each outstanding share of Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock; and

▪	Any other matter that may properly come before the meeting.

Stockholders of record at the close of business on December 22, 2005 are entitled to vote at the meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. Your prompt response is necessary to assure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

If you choose to attend the meeting, you will be asked to present valid picture identification and, if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of December 22, 2005.

By order of the board of directors,

Gary M. Laskowski
Chairman of the Board of Directors
Tarpon Springs, Florida
January ___, 2006

Solomon Technologies, Inc.

1400 L&R Industrial Blvd.

Tarpon Springs, Florida 34689

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

To be held on February 7, 2006

This proxy statement contains information about a Special Meeting of Stockholders of Solomon Technologies, Inc. The meeting will be held on February 7, 2006, beginning at ______ local time, at the _______, ____________.

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by the board of directors of Solomon Technologies, Inc. for use at the special meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy received from a holder of common stock, it will be voted:

▪
in favor of approving an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 100,000,000 shares and our authorized preferred stock from 10,000,000 shares to 20,000,000 shares; and

▪
in favor of approving a recapitalization of our outstanding securities whereby each outstanding share of our Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock.

The holders of all of our outstanding Series A preferred stock have given irrevocable proxies to vote such shares to Woodlaken LLC. Consequently, holders of the Series A preferred stock other than Woodlaken LLC will not be entitled to vote their shares of Series A preferred stock at the special meeting and we are not seeking proxies from them. Woodlaken has indicated that it will vote all of the outstanding shares of Series A preferred stock in favor of approving an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 100,000,000 shares and our authorized preferred stock from 10,000,000 shares to 20,000,000 shares. Woodlaken has also indicated that if certain conditions described under the caption “Proposal 2—Warrant Exchange” below are met it will vote all of the outstanding shares of Series A preferred stock in favor of approving the recapitalization described above.

A common stockholder may revoke any proxy at any time before it is exercised by giving our corporate secretary written notice to that effect.

The date of this proxy statement is January ___, 2006. We first mailed this proxy statement to stockholders of Solomon Technologies, Inc. on or about that date.

TABLE OF CONTENTS

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	3
Who is entitled to vote at the meeting?	3
What is the purpose of the special meeting?	3
What are the voting rights of the holders of common stock and Series A preferred stock?	3
Is my vote important?	3
How can I vote?	3
Can I change my vote after I have mailed my proxy card?	4
Can I vote if my shares are held in “street name”?	4
What constitutes a quorum?	4
What vote is required for approval of the proposals?	4
How will votes be counted?	5
Who will count the votes?	5
Will my vote be kept confidential?	5
How does the board of directors recommend that stockholders vote on the proposals?	5
Will any other business be conducted at the meeting or will other matters be voted on?	5
Where can I find the voting results?	5
How and when may I submit a stockholder proposal for the 2006 Annual Meeting of Stockholders?	5
What are the costs of soliciting these proxies?	6
How can I obtain an Annual Report on Form 10-KSB?	6
Whom should I contact if I have any questions?	6
What is “householding” of special meeting materials?	6
OWNERSHIP OF OUR SECURITIES	7
Security Ownership of Certain Beneficial Owners	7
Security Ownership of Management	8
PROPOSALS	10
PROPOSAL 1 - AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK AND PREFERRED STOCK	10
General	10
Reasons for Increasing the Authorized Common Stock and Preferred Stock	10
Preemptive Rights	10
Effect of Additional Issuance	10
Proposed Amendment	11
PROPOSAL 2 - RECAPITALIZATION OF OUR SECURITIES	11
General	11
Material Differences Between Common Stock and Series A Preferred Stock	11
Warrant Exchange Offer	13
Reasons for and Effect of the Recapitalization	13
Dividends	14
Resale of Common Stock	14
Mechanics of Conversion	14
Proposed Amendment	14
OTHER INFORMATION	15
INCORPORATION BY REFERENCE	15

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Who is entitled to vote at the meeting?

Only holders of record of our common stock, par value $0.001, and Series A preferred stock, par value $0.001, at the close of business on December 22, 2005, the record date for the meeting, are entitled to notice of the special meeting. If you were a holder of record of our common stock on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. The holders of all of our outstanding Series A preferred stock have given irrevocable proxies to vote such shares to Woodlaken LLC. Consequently, if you hold shares of our Series A preferred stock you will not be entitled to vote the shares and we are not seeking your proxy.

What is the purpose of the special meeting?

At the special meeting, stockholders will consider and vote on proposals to:

▪
amend our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 100,000,000 shares and increase our authorized preferred stock from 10,000,000 shares to 20,000,000 shares, and

▪	effect a recapitalization of our securities whereby each outstanding share of Series A preferred stock will be converted into five shares of common stock.

What are the voting rights of the holders of common stock and Series A preferred stock?

Each share of common stock is entitled to one vote on each matter on which it may vote.

Each share of Series A preferred stock is entitled to the number of votes per share as is equal to the number of shares of common stock into which each share of Series A preferred stock is convertible. As of December 22, 2005, the record date for the special meeting, the Series A preferred stock was convertible at a rate of 1.068226924 shares of common stock for each share of Series A preferred stock. The holders of all of our outstanding Series A preferred stock have given irrevocable proxies to vote such shares to Woodlaken LLC. Consequently, if you hold shares of our Series A preferred stock you will not be entitled to vote the shares and we are not seeking your proxies.

On the proposals being submitted at the meeting, holders of common stock and Woodlaken LLC, through its irrevocable proxies to vote the outstanding Series A preferred stock, will vote together.

Is my vote important?

Your vote is important regardless of how many shares of common stock you own. Please take the time to vote. But first take a moment to read the instructions below.

How can I vote?

If you hold common stock, you can vote in one of several ways. You can vote by mail, by telephone or the Internet or you can vote in person at the meeting.

You may vote by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors.

You may vote by telephone or the Internet. In lieu of returning signed proxy cards, stockholders of record can vote their shares over the Internet or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

You may vote in person. If you attend the meeting, you may vote your shares of common stock by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card?

Yes, you can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

▪	signing another proxy with a later date;

▪	giving our secretary a written notice before or at the meeting that you want to revoke your proxy; or

▪	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares of common stock you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.”

If your shares of common stock are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date, December 22, 2005, in order to be admitted to the meeting. To be able to vote your shares of common stock held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. As of December 22, 2005, there were 8,185,342 shares of outstanding common stock outstanding and 3,071,474 shares of Series A preferred stock outstanding. A quorum consists of the holders of a majority of the shares of stock entitled to vote at the meeting, or at least 5,733,187 shares of common stock (with each share of Series A preferred stock being counted as 1.068226924 shares), present in person or by proxy. A quorum will also require that the holders of a majority of the shares of Series A preferred stock issued, outstanding and entitled to vote at the meeting, or at least 1,538,738 shares of Series A preferred stock, be present in person or by proxy.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for approval of the proposals?

Approval of an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 100,000,000 shares and our authorized preferred stock from 10,000,000 shares to 20,000,000 shares. The affirmative vote of a majority of the total number of votes cast at the meeting by the holders of common stock and Series A preferred stock voting together as a single class and the affirmative vote of the holders of 75% of the outstanding shares of Series A preferred stock voting as a separate class is needed to approve the amendment of our certificate of incorporation to increase our authorized common stock and preferred stock. Woodlaken LLC has indicated that it will vote all of the outstanding shares of Series A preferred stock in favor of this amendment to our certificate of incorporation.

Approval of the proposed recapitalization whereby each outstanding share of Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock. The affirmative vote of a majority of the total number of votes cast at the meeting by the holders of common stock and Series A preferred stock voting together as a single class and the affirmative vote of the holders of 75% of the outstanding shares of Series A preferred stock voting as a separate class is needed to approve the recapitalization.

The holders of our outstanding Series A preferred stock received warrants to purchase an aggregate of 5,396,474 shares of our common stock at an exercise price of $1.00 per share when they purchased their Series A preferred stock. We are currently conducting an exchange offer in which we are asking the holders of the outstanding warrants issued with the Series A preferred stock to surrender the warrants in exchange for common stock in an amount equal to one share of common stock for every two shares for which the warrants were initially exercisable. The holders of all of our outstanding Series A preferred stock have given irrevocable proxies to vote such shares to Woodlaken LLC. Woodlaken LLC has indicated that it will vote all of the outstanding shares of Series A preferred stock in favor of the recapitalization, but only if the holders of warrants exercisable for at least 3,521,474, or approximately 65%, of the shares for which the warrants are currently exercisable, surrender their warrants for common stock in the exchange offer prior to the date of the Special Meeting.

Other matters. The number of votes required to carry any other matter that may come before the meeting will depend on the nature of the matter. Most matters will require a majority of the votes cast at the meeting by the holders of common stock and Series A preferred stock voting together as a class. Some matters might require the affirmative vote of 75% of the Series A preferred stock voting as a separate class to carry the matter.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card or on a ballot voted in person at the meeting. For matters on which holders of Series A preferred stock vote with common stockholders, each share of Series A preferred stock will be counted as 1.068226924 votes. For matters on which holders of Series A preferred stock vote as a separate class, each share of Series A preferred stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either abstain from voting on a particular matter or are broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

Who will count the votes?

The votes will be counted, tabulated and certified by Computershare Trust Company, Inc., our transfer agent and registrar. A representative of Computershare Trust Company, Inc. will serve as the inspector of elections at the meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote unless we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding).

How does the board of directors recommend that stockholders vote on the proposals?

The board of directors recommends that stockholders vote for the approval of an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 100,000,000 shares and to increase our authorized preferred stock from 10,000,000 shares to 20,000,000 shares and for the approval of a recapitalization of our outstanding securities whereby each outstanding share of Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock.

Will any other business be conducted at the meeting or will other matters be voted on?

The board of directors does not know of any other matters that may come before the meeting. If any matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our annual report on Form 10-KSB for the year ended December 31, 2005, which we expect to file with the Securities and Exchange Commission in March 2006.

How and when may I submit a stockholder proposal for the 2006 Annual Meeting of Stockholders?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2006 Annual Meeting of Stockholders, you need to follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2006 Annual Meeting of Stockholders at our principal corporate offices in Tarpon Springs, Florida as set forth below no later than April 17, 2006.

If a stockholder wishes to present a proposal before the 2006 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address noted below. We must receive the required notice by April 17, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting of Stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal. Any proposals or notices should be sent to:

Michael A. D’Amelio, Secretary
Solomon Technologies, Inc.
1400 L&R Industrial Blvd.
Tarpon Springs, Florida 34689
Phone: (727) 934-8778
Fax: (727) 934-8779

What are the costs of soliciting these proxies?

We will bear the costs of soliciting these proxies, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and the charges and expense of brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone by our directors, officers or employees, who will receive no additional compensation for such services. We estimate that the costs of soliciting these proxies will be approximately $15,000.

How can I obtain an Annual Report on Form 10-KSB?

If you would like a copy of our annual report on Form 10-KSB for the year ended December 31, 2004, we will send you one without charge. Please contact:

Michael A. D’Amelio, Secretary
Solomon Technologies, Inc.
1400 L&R Industrial Blvd.
Tarpon Springs, Florida 34689
Phone: (727) 934-8778
Fax: (727) 934-8779

Whom should I contact if I have any questions?

If you have any questions about the special meeting or your ownership of our common stock, please contact Michael A. D’Amelio, our secretary, at the address or telephone number listed above.

What is “householding” of special meeting materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement, annual report and quarterly report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number:

Michael A. D’Amelio, Secretary
Solomon Technologies, Inc.
1400 L&R Industrial Blvd.
Tarpon Springs, Florida 34689
Phone: (727) 934-8778
Fax: (727) 934-8779

If you want to receive separate copies of the proxy statement , annual report or quarterly reports in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

OWNERSHIP OF OUR SECURITIES

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our common stock, excluding persons who are our executive officers, directors or director nominees, as of December __, 2005.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK(1)

Woodlaken LLC Mill Crossing, Bldg. A 1224 Mill Street East Berlin, CT 06023	3,581,031(2)	30.4%
Pinetree (Barbados) Inc. c/o Ward Patel & Co., The Gables Haggat Hall, St. Michael Barbados	3,054,136(3)	27.2%
Steven Sands 90 Park Avenue New York, NY 10016	1,547,175(4)	15.9%
Jezebel Management Corporation 1201 Hayes Avenue Tallahassee, FL 32301	773,587(5)	8.6%
Donald Capoccia Sr. and Jr. 47 Great Jones St. New York, NY 10012	618,869(6)	7.0%
Coady Family LLC 4309 Speckles Lane Machipongo, VA 23405	618,869(6)	7.0%
__________
(1)
These percentages do not reflect any shares of common stock that may be issued upon conversion of 174,358 shares of our Series B preferred stock that were outstanding as of December 22, 2005. The holders of the Series B preferred stock have no voting rights unless and until they convert their shares into common stock. Each share of the Series B preferred stock is convertible into a number of shares of common stock equal to $1 divided by the average closing price per share of our common stock over the five trading day period prior to conversion.

(2)
Represents 164,152 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants, as well as 3,116,879 shares of common stock issuable upon conversion of 2,917,806 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which the holders of Series A preferred stock have the right to vote. Gary Laskowski and Jonathan Betts are the managers of Woodlaken.

(3)	Represents 1,281,997 shares of common stock issuable upon conversion of Series A preferred stock and 1,772,139 shares of common stock issuable upon exercise of warrants.

(4)
Represents (i) 54,718 shares of common stock issuable upon conversion of Series A preferred stock and 100,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital LLC, (ii) 54,718 shares of common stock issuable upon conversion of Series A preferred stock and 100,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital II LLC, (iii) 328,304 shares of common stock issuable upon conversion of Series A preferred stock and 600,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital III LLC, and (iv) 109,435 shares of common stock issuable upon conversion of Series A preferred stock and 200,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital IV LLC. Steven Sands is the manager of each of SB Venture Capital LLC, SB Venture Capital II LLC, SB Venture Capital III LLC and SB Venture Capital IV LLC.

(5)
Represents 273,587 shares of common stock issuable upon conversion of Series A preferred stock and 500,000 shares of common stock issuable upon exercise of warrants. Jezebel Capital Management is wholly-owned by Michael D’Amelio.

(6)	Represents 218,869 shares of common stock issuable upon conversion of Series A preferred stock and 400,000 shares of common stock issuable upon exercise of warrants.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership by our executive officers and directors of our common stock as of December __, 2005. The information in this table provides the ownership information for:

•	each of our directors,

•	each of our executive officers, and

•	our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner is Solomon Technologies, Inc., 1400 L&R Industrial Boulevard, Tarpon Springs, Florida 34689.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK(1)

Gary M. Laskowski Chairman of the Board and Vice President	639,152(2)	7.4%
Peter W. DeVecchis President	70,000(3)	*
Samuel F. Occhipinti Chief Financial Officer	75,000	*
Jonathan D. Betts Director	639,152(4)	7.4%
Michael D’Amelio Vice President and Director	948,587(5)	10.6%
Duane L. Crisco Director	0	*
David J. Parcells Director	0	*
All Executive Officers and Directors as a Group (7 persons) (6)	1,907,739	20.3%

*	Less than one percent.

(1)
These percentages do not reflect any shares of common stock that may be issued upon conversion of 174,358 shares of our Series B preferred stock that were outstanding as of December 22, 2005. The holders of the Series B preferred stock have no voting rights unless and until they convert their shares into common stock. Each share of Series B preferred stock is convertible into a number of shares of common stock equal to $1 divided by the average closing price per share of our common stock over the five trading day period prior to conversion.

(2)
Includes 164,152 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Laskowski and Jonathan Betts, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Laskowski disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Laskowski at an exercise price of $0.55 per share that expire in July 2014. Excludes 3,116,879 shares of common stock issuable upon conversion of 2,917,806 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Laskowski is not the beneficial owner of the 2,917,806 shares of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Laskowski has any pecuniary interest in such securities.

(3)
Excludes up to 80,000 shares of common stock to which Mr. DeVecchis may be entitled pursuant to a restricted stock award of 20,000 shares of our common stock each year over the next four years on May 31 of each year.

(4)
Includes 164,152 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Betts and Gary Laskowski, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Betts disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Betts at an exercise price of $0.55 per share that expire in July 2014.  Excludes 3,116,879 shares of common stock issuable upon conversion of 2,917,806 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Betts is not the beneficial owner of the 2,917,806 shares of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Betts has any pecuniary interest in such securities.

(5)
Includes 273,587 shares of common stock issuable upon conversion of Series A preferred stock and 500,000 shares of common stock issuable upon exercise of warrants owned directly by Jezebel Management Corporation, an entity wholly-owned by Mr. D’Amelio. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. D’Amelio at an exercise price of $0.55 per share that expire in July 2014.

(6)
Includes 437,739 shares of common stock issuable upon conversion of Series A preferred stock and 875,000 shares of common stock issuable upon exercise of warrants and options. Excludes 2,992,902 shares of common stock issuable upon conversion of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. See notes (2) and (4) above.

PROPOSALS

PROPOSAL 1 - AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK AND PREFERRED STOCK

General

Our board unanimously recommends that the stockholders approve an amendment to our certificate of incorporation increasing:

▪	the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares;

▪	the number of authorized shares of preferred stock from 10,000,000 shares to 20,000,000.

As of December 22, 2005, there were 8,185,342 shares of common stock outstanding and another approximately 9,151,783 shares reserved for issuance for various purposes. As of December 22, 2005, there were 7,000,000 shares of Series A preferred stock designated and 3,071,474 shares of Series A preferred stock outstanding. Also as of December 22, 2005, there were 850,000 shares of Series B preferred stock designated and 174,358 shares of Series B preferred stock issued and outstanding.

If the recapitalization described in Proposal 2 is approved by our stockholders and completed, and holders of warrants to purchase at least 3,521,474 shares, or approximately 65%, of the shares issuable upon exercise of the outstanding warrants sold with the Series A preferred stock participate in the warrant exchange offer described in Proposal 2, there will be 25,303,449 shares of common stock outstanding after the Special Meeting. If the recapitalization is completed and the holders of all of the warrants participate in the warrant exchange offer, there will be 26,240,949 shares of common stock outstanding after the Special Meeting.

Reasons for Increasing the Authorized Common Stock and Preferred Stock

Our board of directors believes that the flexibility provided by the increase in our authorized shares of common stock and preferred stock, which will permit us to issue or reserve additional shares of common stock and designate and issue additional shares of preferred stock in the discretion of our board of directors, is in the best interests of our company and our stockholders. Shares of common stock and preferred stock may be used for general purposes, including acquisitions, possible financing activities and other employee, executive and director benefit plans. Possible financing activities might include raising additional capital funds through offerings of shares of our common stock or of other securities, such as preferred stock, convertible into or exchangeable for shares of our common stock. No further approval of our stockholders will be required prior to the issuance of any additional shares of common stock or prior to the designation or issuance of additional shares of preferred stock. By authorizing the additional shares now, such shares may be issued without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of our common stock or preferred stock may arise. Such a delay might cause us to lose an opportunity or make it more expensive for us to take advantage of an opportunity.

Preemptive Rights

Our common stockholders have no preemptive rights with respect to the additional shares of common stock being authorized.

Holders of Series A Preferred Stock have a preemptive right to purchase their pro rata share, based on the number of shares then outstanding, of new securities that we may from time to time propose to sell or issue, except shares proposed to be issued pursuant to an underwritten public offering of our common stock. After our stockholders approve the recapitalization described in Proposal 2 and it is completed there will be no shares of Series A preferred stock outstanding.

Effect of Additional Issuance

The issuance of any additional shares of common stock, or preferred stock convertible into common stock, may have the effect of diluting the percentage of stock ownership, book value and voting rights of the present holders of the common stock. The amendment to increase our authorized capital stock also may have the effect of discouraging attempts to take over control of our company, as additional shares of common stock or preferred stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a party seeking to obtain control of us. The amendment is not being proposed in response to any known effort or threat to acquire control of our company and is not part of a plan by management to adopt a series of amendments to our certificate of incorporation and bylaws having an anti-takeover effect.

The additional shares of our common stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of our common stock now authorized.

The terms of any of the new shares of preferred stock to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters, will be determined by the board of directors in their discretion.

Proposed Amendment

The text of the proposed amendment increasing our authorized common stock and preferred stock is set forth below:

The Corporation shall have authority to issue shares as follows:

1.  100,000,000 shares of Common Stock, par value $0.001 per share; and

2.  20,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The board of directors recommends that you vote “FOR” the approval of the amendment to our certificate of incorporation to increase our authorized common stock and preferred stock.

PROPOSAL 2 - RECAPITALIZATION OF OUR SECURITIES

General

Our board unanimously recommends that the stockholders approve a recapitalization of our securities whereby each outstanding share of Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock. As of December 22, 2005, the record date for the special meeting, each share of Series A preferred stock was convertible into 1.068226924 shares of common stock.

The recapitalization will be accomplished through an amendment of our certificate of incorporation. We intend to consummate the recapitalization by filing the amendment with the Secretary of State of Delaware after the Special Meeting provided we receive the requisite consent from our stockholders.

As of December 22, 2005, there were 3,071,474 shares of Series A preferred stock outstanding. If the amendment is passed and filed, these shares of Series A preferred stock will be converted into 15,357,370 shares of common stock.

Material Differences Between Common Stock and Series A Preferred Stock

The following chart outlines the material differences between our common stock and our Series Preferred Stock:

	Common Stock		Series A Preferred Stock

Voting Rights:	The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.	The holders of our Series A preferred stock are entitled to vote, together with the holders of our common stock, as a single class. The holders of Series A preferred stock have the number of votes per share as is equal to the number of shares of common stock into which each share of Series A preferred stock is convertible. Additionally, as long as at least 65,000 shares of Series A preferred stock are outstanding, the affirmative vote of 75% of the Series A preferred stock is required to:
		▪	authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock;
		▪	increase or decrease the number of directors constituting our board of directors;
		▪	amend, alter or repeal any provision of our certificate of incorporation or bylaws;
		▪	merge or consolidate with any person or entity;
		▪	incur any indebtedness for borrowed money; or
		▪	engage in any action that would adversely affect the holders of the Series A preferred stock.

	Common Stock	Series A Preferred Stock

Board Seats:	The holders of our common stock are entitled to elect two members of our board of directors.	The holders of our Series A preferred stock are entitled to elect three members of our board of directors.

Dividends:
Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of legally available funds.

The holders of our Series A preferred stock are entitled to receive, if, when and as declared by our board of directors and before any cash is paid out or set aside for any common stock, dividends at the annual rate of $0.08 per share, subject to adjustment for stock splits and similar transactions. The dividends will accrue and be cumulative and will be payable upon the earlier to occur of redemption or liquidation, if not paid earlier. The holders of our Series A preferred stock are entitled to participate in any dividends paid to our common stockholders on an as converted basis.

Liquidation Rights:
Upon our liquidation, dissolution and winding up, the holders of our common stock are entitled to receive ratably, net assets available after the payment of
▪      all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time,
▪      all unsecured liabilities, including any then outstanding unsecured debt securities which we may have issued as of such time, and
▪      all liquidation preferences on any then outstanding preferred stock.

The holders of our Series A preferred stock are entitled to receive, in preference to the holders of common stock, an amount equal to $5.00 per share in the event of any liquidation occurring after April 29, 2005 but before April 30, 2006, and $6.00 per share in the event of any liquidation occurring on April 30, 2006 or thereafter, plus, in each case, any accrued but unpaid dividends. After the payment of the liquidation preference to the holders of our Series A preferred stock, the remaining assets will be distributed ratably to the holders of our common stock and our Series A preferred stock on an as-converted basis. A merger, consolidation, sale of assets, sale of any business unit, division or subsidiary, or a transaction in which voting control of our company is transferred will be treated as a liquidation unless the holders of 75% of the outstanding Series A preferred stock vote or consent otherwise.

Redemption Rights:	The holders of our common stock have no redemption rights.
The shares of Series A preferred stock are redeemable, in whole or in part, at the option of the holders on or after April 29, 2007. The redemption value will be $6.00 per share plus accrued or accumulated and unpaid dividends.

	Common Stock		Series A Preferred Stock
Conversion Rights:	The holders of our common stock have no conversion rights.
Each share of Series A preferred stock may be redeemed and converted at any time, at our option, initially into one share of common stock but only after payment of the liquidation preference. Each share of the Series A preferred stock may be converted at any time, at the option of the holder, initially into one share of common stock.

The number shares of common stock into which the Series A preferred stock is convertible is subject to adjustment to prevent dilution in the event of:

		▪	a stock split, stock dividend or recapitalization (e.g., restructuring of debt into equity), or
		▪	the issuance of additional shares of common stock (or other security or instrument convertible into common stock) at a per share purchase price that is less than the per share price at which the Series A preferred stock may be converted into common stock, after giving effect to any earlier adjustments. Adjustment of the number of shares is on a weighted-average basis.

Preemptive Rights:	The holders of our common stock do not have preemptive rights.	The holders of our Series A preferred stock have a preemptive right to purchase their pro rata share, based on the number of shares then outstanding, of new securities that we may from time to time propose to sell or issue, except shares proposed to be issued pursuant to an underwritten public offering of our common stock.

Warrant Exchange Offer

The holders of our outstanding Series A preferred stock received warrants to purchase an aggregate of 5,396,474 shares of our common stock at an exercise price of $1.00 per share when they purchased their Series A preferred stock. We are currently conducting an exchange offer in which we are asking the holders of these warrants to surrender the warrants in exchange for common stock in an amount equal to one share of common stock for every two shares for which the warrants were initially exercisable. Our board of directors believes that the elimination of the warrants on these terms will help to make our company more attractive to new investors and potential business transaction partners. Woodlaken LLC has advised our board of directors that it will exercise its proxies to vote the outstanding Series A preferred stock in favor of the recapitalization proposal only if the holders of warrants representing at least 3,521,474, or approximately 65%, of the shares currently issuable upon exercise of the outstanding warrants surrender their warrants for shares of common stock on these terms.

Reasons for and Effect of the Recapitalization

Our Series A preferred stock is redeemable at the election of the holders at any time beginning on April 29, 2007 at a redemption price equal to $6.00 per share plus all accrued and unpaid dividends thereon. The holders of the Series A preferred stock are entitled to receive, if, when and as declared by our board of directors and before any cash is paid out or set aside for any common stock, dividends at the annual rate of $0.08 per share, subject to adjustment for stock splits and similar transactions. These dividends accrue and cumulate whether or not they are declared by our board of directors. Consequently, because of this mandatory redemption feature we are required by applicable accounting rules to account for a substantial and increasing amount of accrued interest in our financial statements. As of September 30, 2005, we had accrued an aggregate of $4,934,646 of interest in connection with this redemption feature, and our balance sheet as of that date reflected that the redemption value at April 29, 2007 will be $19,134,430. Our board of directors believes that this has a negative effect on our reported earnings and, together with the preferential voting, liquidation and conversion rights of the Series A preferred stock, creates a disincentive for new investors to purchase our common stock in the market. Further, from time to time our board of directors is presented with potentially attractive opportunities to acquire other businesses or companies. While we presently do not have any agreements or arrangements with any potential business transaction partners, our board of directors believes that the preferential rights of the Series A preferred stock, including the mandatory redemption feature, and the effect the mandatory redemption feature has on our financial statements, could make us unattractive to potential business transaction partners. Consequently, to make our company more attractive to potential investors and potential business transaction partners, we are seeking to eliminate all of the outstanding shares of Series A preferred stock by converting them into common stock.

If our stockholders approve the recapitalization proposal and the holders of warrants representing at least 3,521,474, or approximately 65%, of the shares currently issuable upon exercise of the warrants surrender their warrants in the exchange offer, after the exchange offer and the recapitalization are completed, assuming no other changes in the number of shares of common stock outstanding, there will be 25,303,449 shares of common stock outstanding. Of these shares, 8,185,342 will be held by our existing common stockholders and 17,118,107 will be held by our current Series A preferred stockholders. If the recapitalization is completed and the holders of all of the warrants exchange their warrants in the exchange offer, there will be 26,240,949 shares of common stock outstanding, of which 18,055,607 will be held by our current Series A preferred stockholders. Therefore, our current Series A preferred stockholders may continue to control many matters to be voted on by our stockholders.

Dividends

The holders of the Series A preferred stock are entitled to receive, if, when and as declared by our board of directors and before any cash is paid out or set aside for any common stock, dividends at the annual rate of $0.08 per share, subject to adjustment for stock splits and similar transactions. The dividends accrue and are cumulative and payable upon the earlier to occur of redemption or liquidation, if not paid earlier. As of the date of this proxy statement, accrued dividends on the Series A preferred stock were $__________ per share. As part of the recapitalization upon the filing of the amendment to our certificate of incorporation each share of Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock.

Resale of Common Stock

We have previously registered with the Securities and Exchange Commission the shares of common stock that are currently issuable upon conversion of the Series A preferred stock and exercise of the warrants issued with the Series A preferred stock. The recapitalization and the warrant exchange offer will be effected on the basis of an exemption from registration provided by Section 3(a)(9) of the Securities Act. We will not be required to file a new registration statement covering the shares being issued in the recapitalization and the warrant exchange offer and have no plans to do so. Consequently, the holders of the Series A preferred stock will be entitled to use the existing registration statement to sell one of every five shares of common stock issued in the reorganization, plus any shares issued to them in the warrant exchange offer, but the remaining shares issued upon conversion of the Series A preferred stock - four shares for every share of Series A preferred stock converted - will be restricted securities and may not be resold except pursuant to an exemption from registration, including the exemption provided by Rule 144 under the Securities Act.

Mechanics of Conversion

Upon filing of the amendment to our certificate of incorporation each share of Series A preferred stock outstanding immediately prior to the filing and all accrued and unpaid interest thereon shall, without any action by the holders thereof, be converted into five shares of common stock for each share of Series A preferred stock, and the certificates representing such shares of Series A preferred stock shall be deemed to represent the shares of common stock into which the Series A preferred stock was converted. After the filing of the amendment to the certificate of incorporation, each holder of record of shares of Series A preferred stock will be entitled to surrender his, her or its certificates evidencing such shares of Series A preferred stock at our offices, and shall be entitled to receive certificates representing the number of shares of common stock into which such shares of Series A preferred stock have been converted. We will issue two certificates to each stockholder, one representing the shares that can be sold under the existing registration statement described above under “Resale of Common Stock” and one representing the shares that may not be sold under the registration statement.

Proposed Amendment

The text of the proposed amendment to our certificate of incorporation effecting the recapitalization is set forth below:

[The Corporation shall have authority to issue shares as follows:]

3.  Each share of Series A preferred stock, outstanding immediately prior to the filing of this Amendment (the “Series A Preferred Stock”), together with all accrued and unpaid dividends thereon, shall, upon filing of this Amendment, and without any action required by the holder thereof, be converted into five shares of Common Stock. Upon filing of this Amendment, each holder of record of Series A Preferred Stock shall be deemed to be the holder of record of the shares of Common Stock into which such holder’s Series A Preferred Stock (and accrued and unpaid dividends thereon) was converted and the certificates representing such shares of Series A Preferred Stock shall be deemed to represent the shares of Common Stock into which such holder’s Series A Preferred Stock (and accrued and unpaid dividends thereon) was converted. On or after the filing of this Amendment, each holder of record of shares of Series A Preferred Stock shall be entitled to surrender such holder’s certificates evidencing such shares of Series A Preferred Stock at the principal office of the Corporation or at such other place as the Corporation shall so designate, and shall thereupon be entitled to receive certificates representing the number of shares of Common Stock into which such shares of Series A Preferred Stock (and accrued and unpaid dividends thereon) have been converted.

The board of directors recommends that you vote “FOR” the approval of the recapitalization of our securities.

OTHER INFORMATION

At our annual meeting of stockholders held on September 14, 2005, our stockholders ratified our selection of UHY LLP as our auditors for the fiscal year ending December 31, 2005. UHY LLP representatives are not expected to attend the special meeting.

On October 22, 2004, we dismissed Radin, Glass & Co., LLP as our independent accountants. The reports of Radin, Glass & Co., LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its report for the past two fiscal years, Radin, Glass & Co., LLP included an opinion that, due to the our accumulated losses and net losses and cash used in operations, there was substantial doubt as to our ability to continue as a going concern. Our board of directors participated in and approved the decision to change independent accountants.

In connection with its audits for the two fiscal years ended December 31, 2002 and 2003, and through October 22, 2004, there were no disagreements with Radin, Glass & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Radin, Glass & Co., LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

We requested that Radin, Glass & Co., LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter, dated October 25, 2004, which states that Radin, Glass & Co., LLP agrees with the statements, was furnished as an exhibit to a Form 8-K we filed on October 26, 2004.

INCORPORATION BY REFERENCE

We are subject to the informational requirements of Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, statements and other information with the Securities and Exchange Commission. Such reports, statements and other information can be inspected and copied, at prescribed rates, from the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C., 20549. Such material may also be accessed through the Securities and Exchange Commission’s Internet addresses at http://www.sec.gov.

We are incorporating by reference into this proxy statement the financial statements of Solomon Technologies, Inc. contained in our annual report on Form 10-KSB for the fiscal year ended December 31, 2004 and our quarterly report on Form 10-QSB for the quarter ended September 30, 2005 as well as the sections of such reports entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operation”. We are delivering with this proxy statement copies of the reports containing there incorporated materials. If you would like an additional copy of any of these materials we will send it to you without charge. Please contact:

Michael A. D’Amelio, Secretary
Solomon Technologies, Inc.
1400 L&R Industrial Blvd.
Tarpon Springs, Florida 34689
Phone: (727) 934-8778
Fax: (727) 934-8779

[FRONT]

Solomon Technologies, Inc.

[Stockholder Information]

☐	Mark this box with an X if you made
changes to your name or address details above

SPECIAL MEETING PROXY CARD

A. Increase in Authorized Common Stock and Preferred Stock
For	Against	Abstain
To approve an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 100,000,000 shares and our authorized preferred stock from 10,000,000 shares to 20,000,000 shares
☐	☐	☐

B. Recapitalization

The board of directors recommends a vote FOR the following proposal:

For	Against	Abstain
To approve a recapitalization of our outstanding securities whereby each outstanding share of Series A preferred stock and all accrued and unpaid dividends thereon will be converted into five shares of common stock
☐	☐	☐

The stockholders will also act on any other business that may properly come before the meeting.

Mark here if you plan to attend the meeting        ☐

B. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature 1	Signature 2	Date:

[REVERSE]

Proxy for Common Stockholders — Solomon Technologies, Inc.

SPECIAL MEETING OF STOCKHOLDERS - February 7, 2006

The undersigned, revoking all prior proxies, hereby appoints Peter W. DeVecchis, Jr. and Gary M. Laskowski, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of common stock of Solomon Technologies, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held February 7, 2006, at ______ (Local Time) and at any adjournments thereof.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting, or any adjournments thereof. Attendance of the undersigned at the Special Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing. This proxy is solicited on behalf of the board of directors. Please fill in, date, sign and mail this proxy card promptly using the enclosed postage-paid return envelope.

c/o Computershare Trust Company, Inc.
350 Indiana Street, Suite 800
Golden, Colorado 80401

Your vote is important. Please vote immediately.

Unless otherwise instructed, this proxy will be voted in accordance with the recommendations of the board of directors.